UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2021 (the “Amendment Date”), certain subsidiaries of Exela Technologies, Inc., a Delaware corporation (the “Company” or “us”), entered into an amendment to their existing securitization facility (the “Securitization Facility”) to extend the Company’s option to contribute inventory and intellectual property to the borrowing base.

The documentation for the amendment was a Second Amendment to Loan Agreement (the “Second Amendment”), dated as of the Amendment Date, by and among Exela Receivables 3, LLC (the “Borrower”), a wholly-owned indirect subsidiary of the Company, the lenders (each, a “Lender” and collectively the “Lenders”), Alter Domus (US), LLC, as administrative agent (the “Administrative Agent”) and the Company, as initial servicer, pursuant to which the Lenders agreed to, among other things, extend the option to contribute inventory and intellectual property to the borrowing base from April 10, 2021 to September 30, 2021. There is approximately $53.0 million of further funding available under the Securitization Facility, subject to its terms, that would be supported by the contribution of the inventory and intellectual property.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1 Second Amendment to Loan Agreement, dated April 11, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik L. Mengwall
Name: Erik Mengwall
Title: Secretary